EXHIBIT 3.2

BY-LAWS
OF
XOMA CORPORATION
(the “Company”)

ARTICLE I

OFFICES

Section 1.                      The registered office shall be as set forth in the certificate of incorporation of the Company (the “Certificate of Incorporation”).

Section 2.                      The Company may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Company (the “Board of Directors”) may from time to time determine or the business of the Company may require.

ARTICLE II

CAPITAL STOCK

Section 1.                      The Board of Directors shall, in connection with the issue of any shares of capital stock of the Company, have the power to pay such commission and brokerage as may be permitted by law.

Section 2.                      The Board of Directors may from time to time do any one or more of the following things:

(a)           make arrangements on the issue of shares of stock for a difference between the stockholders in the amounts and times of payments of calls on their shares;

(b)           accept from any stockholder the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up;

(c)           pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and

(d)           issue shares of preferred stock in fractional denominations and deal with such fractions to the same extent as the Company’s whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

Section 3.                      If at any time the capital stock is divided into different classes of stock, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the sanction of a resolution passed by the holders of a majority of the issued shares of that class at a meeting of the holders of the shares of the class subject to complying with the applicable provisions of the Delaware General Corporation Law ( the “DGCL”) and the Certificate of Incorporation, except that at such meeting the quorum for such matter shall be a majority of the issued shares of that class.  If there are no issued shares of a particular class, the rights attached to such class may be varied solely by resolution of the Board of Directors subject to complying with the applicable provisions of the DGCL and the Certificate of Incorporation.  The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Section 4.                      The Company may from time to time if authorized by resolution of the stockholders change the currency denomination of, increase, alter or reduce its authorized capital stock subject to complying with the applicable provisions of the DGCL and the Certificate of Incorporation.  Where, on any issuance of capital stock, fractions of shares would arise, the Board of Directors may take such actions that are consistent with the DGCL, including, without limitation, issue to stockholders fractions of shares and/or arrange for the sale or transfer of the fractions of shares of stockholders.

Section 5.                      Subject to the terms of the Certificate of Incorporation, the Company may from time to time purchase its own shares of capital stock in accordance with the applicable provisions of the DGCL.

Section 6.                      The Company shall cause to be kept in one or more books a stock ledger and enter therein, upon each person becoming a stockholder of the Company, the name and address of each stockholder and a statement of the number of shares of stock of the Company held by each stockholder.  In addition to any rights of stockholders under the DGCL, the stock ledger shall be open to inspection by members of the public without charge at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board of Directors may impose, so that not less than two hours in each business day be allowed for inspection.

ARTICLE III

MEETINGS OF STOCKHOLDERS

Section 1.                      All meetings of the stockholders, whether for the election of directors or for any other purpose, shall be held at such date, time and place, if any, either within or without the State of Delaware, as shall be designated from time to time by resolution of the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.                      The Company shall hold an annual meeting of stockholders for the election of directors as required by the DGCL.  At such annual meetings of stockholders, the stockholders shall elect, by a plurality of the votes cast, a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3.                      Written notice of the annual meeting of stockholders stating the place, if any, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 4.                      The officer who has charge of the stock ledger of the Company shall prepare and make, or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 5.                      Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the DGCL, may be held at any place, if any, within or without the State of Delaware, and may be called by the Chief Executive Officer and shall be called by the Chief Executive Officer or Secretary at the request in writing of a majority of the Board of Directors.  Such request shall state the purpose or purposes of the proposed meeting.  Upon a request of stockholders holding at the date of such request not less than one-tenth of the voting power of the shares of capital stock of the Company issued and entitled to vote at meetings of stockholders of the Company (the “Requesting Stockholders”), the Board of Directors shall proceed to convene a special meeting of stockholders.  The request must be in writing and state the purposes of the special meeting and must be signed by the Requesting Stockholders and delivered at the registered office of the Company.  If the Board of Directors does not within twenty-one (21) days from the date of such delivery proceed to call a special meeting of stockholders, the Requesting Stockholders, or any of them representing more than one half of the total voting power of the Requesting Stockholders, may themselves convene a special meeting, but any special meeting so convened shall not be held after the expiration of three months from the date of the delivery of the request at the registered office of the Company.  A special meeting convened by the Requesting Stockholders shall be convened in the same manner, as nearly as possible, as that in which meetings of stockholders are to be convened by directors.

Section 6.                      Written notice of a special meeting stating the place, if any, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 7.                      Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8.                      The holders of a majority in voting power of the shares issued and entitled to vote thereat, present in person or represented by proxy at the commencement of the meeting, shall constitute a quorum at all meetings of the stockholders for the transaction of all business except as otherwise required by the Certificate of Incorporation, these By-laws or the DGCL.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall by a majority in voting power present and entitled to vote thereon have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting (except as otherwise provided in this section), until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Section 9.                      When a quorum is present at any meeting, any question brought before such meeting shall be decided by a majority of the votes cast, unless the question is one upon which by express provision of the DGCL, the Certificate of Incorporation, these By-laws, the rules or regulations of any stock exchange applicable to the Company, or applicable law or pursuant to any regulation applicable to the Company or its securities a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 10.                      Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question.  Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.   Each stockholder may appoint a proxy to vote at any meeting of stockholders in accordance with the requirements of the DGCL.

Section 11.                      At each meeting of stockholders, the chairman of the meeting shall fix and announce the time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting and shall determine the order of business and all other matters of procedure.  Except to the extent inconsistent with any such rules and regulations as adopted by the Board of Directors, the chairman of the meeting may establish rules to maintain order and safety and for the conduct of the meeting.  Without limiting the foregoing, he may:

(a)           restrict attendance at any time to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the chairman;

(b)           restrict dissemination of solicitation materials and use of audio or visual recording devices at the meeting;

(c)           establish seating arrangements;

(d)           adjourn the meeting without a vote of the stockholders, whether or not there is a quorum present; and

(e)           make rules governing speeches and debate including time limits and access to microphones.

The chairman of the meeting acts in his absolute discretion and his rulings are not subject to appeal.

Section 12.                      The Board of Directors, either directly or through its designees, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof.  The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

The inspectors shall:

(a)           ascertain the number of issued shares and the voting power of each;

(b)           determine the shares represented at a meeting and the validity of proxies and ballots;

(c)           count all votes and ballots;

(d)           determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

(e)           certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, ballots, any information provided in accordance with Section 211(e) or Section 212(c)(2) of the DGCL, or a comparable provision thereof, as then in effect, or any information provided pursuant to Section 211(a)(2)(B)(i) or (iii) of the DGCL and the ballots, regular books and records of the Company, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record.  If the inspectors consider other reliable information for the limited purpose permitted herein, they at the time they make their certification shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

Section 13.                      The Board of Directors or, in the case of a special meeting, the Chief Executive Officer may, or the Secretary on instruction from the Board of Directors or, in the case of a special meeting, the Chief Executive Office shall, postpone or cancel any meeting called in accordance with the provisions of the By-laws (other than a special meeting requested by Requesting Stockholders as provided in Section 5 of this Article III unless the Requesting Stockholders have instructed the Board of Directors to postpone or cancel the meeting after the delivery of the request at the registered office of the Company under Section 5 of this Article III)) provided that notice of postponement or cancellation is given to each stockholder entitled to vote at such meeting before the time of such meeting.  New notice of the date, time and place for a postponed meeting shall be given to the stockholders entitled to vote at such meeting in accordance with the provisions of these By-laws.

ARTICLE IV

DIRECTORS

Section 1.                      The Board of Directors shall consist of not less than two directors or such number in excess thereof as the stockholders may from time to time determine, provided that, upon effectiveness of the Company’s domestication into the State of Delaware, the initial number of directors shall be seven (7).  The Board of Directors may from time to time determine a maximum number of directors.  The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is duly elected and qualified, or until his or her earlier resignation or removal.  Directors need not be stockholders.  Nominations for the election of directors may be made by the Board of Directors or a committee of the Board of Directors or person appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally.  However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an annual meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been received by the Secretary of the Company in accordance with the procedures set forth in Article V, Section 3.  Each such notice shall set forth:  (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons  naming such person or persons relating to the nomination or nominations; (d) the class and number of shares of stock of the Company which are beneficially owned by such stockholder and the person to be nominated as of the date of such stockholder’s notice and by any other stockholders known by such stockholder to be supporting such nominees as of the date of such stockholder’s notice; (e) such other information regarding each nominee proposed by such stockholders as would be required to be included in a proxy statement filed pursuant to the proxy rules of the U.S. Securities and Exchange Commission; and (f) the consent of each nominee to serve as a director of the Company if so elected.  No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in this Article IV, Section 1.  The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Article IV, Section 1, and if he or she should so determine, the defective nomination shall be disregarded.

Section 2.                      Unless otherwise required by law or the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the maximum number of directors may be filled by the Board of Directors, and the directors so chosen shall hold office until the next annual meeting of stockholders and until their successors are duly elected and shall qualify, or until his or her earlier resignation or removal.  If there is not a quorum of directors in office, then any vacancy may be filled in the manner provided by the DGCL.

Section 3.                      The business of the Company shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Company and do all such lawful acts and things as are not by the DGCL or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

Section 4.                      The Company shall keep a register of directors and officers which shall include the name and address of each director and officer of the Company.  In addition to any rights of stockholders under the DGCL, the register of directors and officers shall during business hours (subject to reasonable restrictions as the Company may impose, so that not less than two hours in each day be allowed for inspection) be open for inspection by members of the public without charge.

MEETINGS OF THE BOARD OF DIRECTORS

Section 5.                      The Board of Directors of the Company may hold meetings, both regular and special, either within or without the State of Delaware.

Section 6.                      The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.  In the event that such meeting is not held immediately following the annual meeting, the meeting may be held at such date, time and place, if any, as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 7.                      Regular meetings of the Board of Directors may be held without notice at such regular date and time and at such place, if any, as shall from time to time be determined by the Board of Directors.

Section 8.                      Special meetings of the Board of Directors may be called by the Chairman of the Board by giving notice to each director; special meetings shall be called by the Chairman of the Board or Secretary in like manner on the written request of two directors unless the Board of Directors consists of only one director, in which case special meetings shall be called by the Chairman of the Board or Secretary in like manner and on like notice on the written request of the sole director.

Section 9.                      At all meetings of the Board of Directors, a majority of directors then in office (provided such number represents at least one-third of the total number of directors) shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the DGCL or these By-laws.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, provided notice is given of the adjourned meeting.

Section 10.                      Unless otherwise restricted by these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee thereof, as the case may be, consent thereto in accordance with the requirements of applicable law.

Section 11.                      Unless otherwise restricted by these By-laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

COMMITTEES OF DIRECTORS

Section 12.                      The Board of Directors may, by resolution, designate one or more committees, each committee to consist of one or more of the directors of the Company.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meetings of the committee.  Except as otherwise provided in these By-laws or by resolution of the Board of Directors, the provisions of these By-laws relating to meetings of the Board of Directors shall apply to meetings of committees.

In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election of directors) expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any By-law.   Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 13.                      There shall be a committee of the Board of Directors designated the “Compensation Committee.”  The Compensation Committee shall be comprised of one or more directors of the Company.  The Compensation Committee shall have the authority as a committee of the Board of Directors as provided in Section 11 of this Article IV including, but not limited to, administering all provisions of the Company’s present and future stock option, stock purchase, incentive compensation, savings or other similar plans (the “Plans”), for so long as the membership of the Compensation Committee meet the requirements of the Plans, and issuing capital stock necessary to perform as the “Committee” and the “Plan Administrator” (as defined in the Plans) and in similar positions pursuant to the Plans.  The Compensation Committee may administer such other plans as determined and authorized by the Board of Directors from time to time.

Section 14.                      There shall be a committee of the Board of Directors designated the “Audit Committee.”  The Audit Committee shall be comprised of one or more directors of the Company.  The Audit Committee shall have the authority as a committee of the Board of Directors as provided in Section 11 of this Article IV including, but not limited to, approving the services performed by the Company’s independent accountants and reviewing the Company’s accounting practices and system of internal accounting controls.

Section 15.                      There shall be a committee of the Board of Directors designated the “Nominating and Governance Committee.”  The Nominating and Governance Committee shall be comprised of one or more directors of the Company.  The Nominating and Governance Committee shall have the authority as a committee of the Board of Directors as provided in Section 11 of this Article IV including, but not limited to, director evaluation and selection.

Section 16.                      Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

Section 17.                      Unless otherwise restricted by these By-laws, the Board of Directors shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated salary as director.  No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

POWERS OF DIRECTORS

Section 18.                      The Board of Directors may from time to time and at any time authorize any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

Section 19.                      The Board of Directors may from time to time and at any time by power of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board of Directors, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board of Directors) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board of Directors may think fit and may also authorize any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney.  Such attorney may, if so authorized under the seal of the Company, execute any deed or instrument under such attorney’s personal seal with the same effect as the affixation of the seal of the Company.

Section 20.                      The Board of Directors may exercise all the powers of the Company to borrow money and to mortgage or pledge its assets and property, or any part thereof, and may issue bonds, debentures and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

Section 21.                      The Board of Directors may exercise all the powers of the Company to purchase all or any part of its own shares subject to complying with the applicable provisions of the DGCL or to discontinue the Company to a named country or jurisdiction outside the State of Delaware subject to complying with the applicable provisions of the DGCL.

ARTICLE V

NOTICES

Section 1.                      Whenever, under the provisions of the DGCL or of these By-laws, notice is required to be given to any director or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Company, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or international airmail (as the case may be).  Notice to directors may also be given by telegram or telecopier or other means of electronic transmission.

Section 2.                      Whenever any notice is required to be given to stockholders under the provisions of the DGCL or of these By-laws, a waiver thereof in writing or by electronic transmission, by the person or persons entitled to said notice shall be deemed equivalent thereto.

Section 3.                      Timely written notice of any stockholder proposal (including for the election of directors) shall be given to the Board of Directors before any annual meeting of stockholders.  To be timely, a stockholder’s notice must be received not less than forty-five (45) days nor more than seventy-five (75) days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting (which first anniversary date shall be deemed to be April 12, 2012, in the case of the Company’s first annual meeting of stockholders after the Company’s domestication into the State of Delaware); provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of (1) the sixtieth (60th) day prior to such annual meeting or (2) the tenth (10th) day following the date on which notice of the date of the annual meeting was mailed or public disclosure thereof was made by the Company, whichever first occurs.  Each such notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (c) the class, series and number of shares of stock of the Company which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business.  No business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Article V, Section 3.  The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Article V, Section 3, and if he or she should so determine, any such business not properly brought before the meeting shall not be transacted.  Nothing herein shall be deemed to affect any right of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the U.S. Securities Exchange Act of 1934, as amended.

ARTICLE VI

OFFICERS

Section 1.                      The officers of the Company shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a Chairman of the Board, a President, a Vice President, a Secretary and a Treasurer.  The Board of Directors may also choose one or more Executive Vice Presidents, Senior Vice Presidents, additional Vice Presidents, Assistant Secretaries and Assistant Treasurers.  Subject to the DGCL, any number of offices may be held by the same person, unless these By-laws otherwise provide.

Section 2.                      The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chief Executive Officer, a Chairman of the Board, a President, a Vice President, a Secretary, and a Treasurer.

Section 3.                      The Board of Directors may appoint such other officers and agents as it shall deem necessary, including, but not limited to, a Chief Operating Officer, a Chief Financial Officer and a General Counsel, all of whom shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 4.                      The salaries of all officers of the Company shall be fixed by the Board of Directors.

Section 5.                      The officers of the Company shall hold office until their successors are duly elected and qualify.  Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.  Any vacancy occurring in any office of the Company shall be filled by the Board of Directors.

THE CHIEF EXECUTIVE OFFICER

Section 6.                      The Chief Executive Officer shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors and as may be provided by law, and shall preside at all meetings of the Board of Directors (if the Chief Executive Officer is also a director) or stockholders in the event that the Chairman of the Board is absent.

Section 7.                      The Chief Executive Officer may execute bonds, mortgages and other contracts requiring a seal under the seal of the Company, except where required by law or these By-laws to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Company.

THE CHAIRMAN OF THE BOARD

Section 8.                      The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders.  The Chairman of the Board shall have and may exercise such powers as are, from time to time, assigned to him by the Board of Directors and as may be provided by law.

Section 9.                      The Chairman of the Board may execute bonds, mortgages and other contracts requiring a seal under the seal of the Company, except where required by law or these By-laws to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Company.

THE PRESIDENT AND VICE PRESIDENTS

Section 10.                      In the absence of the Chief Executive Officer and the Chairman of the Board, the President shall preside at all meetings of the stockholders and the Board of Directors (if, in the case of meetings of the Board of Directors, the President is also a director).  In the absence of the Chairman of the Board and the Chief Executive Officer, or in the event of their inability or refusal to act, the President shall perform the duties of the Chairman of the Board (if the President is a director) and the Chief Executive Officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board and the Chief Executive Officer.  The President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 11.                      The President may execute bonds, mortgages and other contracts requiring a seal under the seal of the Company, except where required by law or these By-laws to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Company.

Section 12.                      In the absence of the President or in the event of his inability or refusal to act, the Executive Vice President, if any (or in the event there be more than one Executive Vice

President, the Executive Vice President in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  In the absence of the President and all the Executive Vice Presidents or in the event of their inability or refusal to act, the Senior Vice President, if any (or in the event there be more than one Senior Vice President, the Senior Vice President in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  In the absence of the President, all Executive Vice Presidents and all Senior Vice Presidents or in the event of their inability or refusal to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice President, in the order designated by the Board of Directors, or in absence of any designation, then in order of their election), shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  The Executive Vice Presidents, the Senior Vice Presidents and Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARY

Section 13.                      The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Company and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chairman of the Board, under whose supervision he shall be.  The Secretary and any Assistant Secretaries shall have custody of the common seal(s) of the Company and shall have the authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by the signature of the Secretary or any Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Company and to attest the affixing by his or her signature.

Section 14.                      The Assistant Secretary, if any, or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURER

Section 15.                      The Treasurer or, if there is no Treasurer, a Vice President shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors.

Section 16.                      The Treasurer or, if there is no Treasurer, a Vice President shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Company.

Section 17.                      The Assistant Treasurer, if any, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VII

CERTIFICATES OF SHARES

Section 1.                      Every holder of shares of stock in the Company shall be entitled to have a certificate signed by, or in the name of the Company by, the Chairman of the Board or the President or an Executive Vice President, or a Senior Vice President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Company, certifying the number of shares owned by him in the Company, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares.

Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares the total amount of the consideration to be paid therefor and the amount paid thereon shall be specified.

If the Company shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Company shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the DGCL, or a comparable provision, as then in effect, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Company shall issue to represent such class or series of stock a statement that the Company will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2.                      Any or all of the signatures and/or the seal of the Company on the certificate may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

LOST CERTIFICATES

Section 3.                      The Board of Directors, either directly or through the Secretary as its designee, may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors or the Secretary may, in its or his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it or he shall require and/or to give the Company a bond or indemnity in such sum as it or he may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFER OF SHARES

Section 4.                      Upon surrender to the Company or the transfer agent of the Company of a certificate for shares of stock duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer and, where applicable, a duly executed instrument of transfer, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

FIXING RECORD DATE

Section 5.                      (a)           In order that the Company may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise be required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)           In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such other action.  If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c)           Unless otherwise restricted by the Certificate of Incorporation, in order that the Company may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.  If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

REGISTERED STOCKHOLDERS

Section 6.                      The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 7.                      In the case of the death of a stockholder, the survivor or survivors where the deceased stockholder was a joint holder, and the legal personal representatives of the deceased stockholder where the deceased stockholder was a sole holder, shall be the only persons recognized by the Company as having any title to the deceased stockholder’s interest in the stock.  Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased stockholder with other persons.  Subject to the applicable provisions of the DGCL, for the purpose of this By-law, legal personal representative means the executor or administrator of a deceased stockholder or such other person as the Board of Directors may in its absolute discretion decide as being properly authorized to deal with the stock of a deceased stockholder.

Section 8.                      Any person becoming entitled to a share of capital stock of the Company in consequence of the death or bankruptcy of any stockholder may be registered as a stockholder upon such evidence as the Board of Directors may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favor of such nominee an instrument of transfer.  On the presentation thereof to the Board of Directors, accompanied by such evidence as the Board of Directors may require to prove the title of the transferor, the transferee shall be registered as a stockholder but the Board of Directors shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that stockholder before such stockholder’s death or bankruptcy, as the case may be.

Section 9.                      In addition to any rights of stockholders under the DGCL, minutes of meetings of stockholders shall be open for inspection by any stockholder or director without charge for not less than two hours during business hours each day subject to such reasonable restrictions as the Company may impose.  In addition to any rights of stockholders under the DGCL, any stockholder shall be entitled to be furnished within seven days after he or she has made a request to the Secretary with a copy of any such minutes on the payment of a reasonable charge.

ARTICLE VIII

GENERAL PROVISIONS

DIVIDENDS

Section 1.                      Dividends upon the stock of the Company, subject to the provisions of the DGCL, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of stock, subject to the provisions of the DGCL.

Section 2.                      Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for repairing or maintaining any property of the Company, or for such other purpose as the directors shall think conducive to the interest of the Company, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

Section 3.                      All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

FISCAL YEAR

Section 4.                      The fiscal year of the Company shall be the calendar year unless another fiscal year is fixed by resolution of the Board of Directors.

ACCOUNTS

Section 5.                      The Board of Directors shall cause to be kept proper records of account with respect to all transactions of the Company.  Such records of account shall be kept at the registered office of the Company or at such other place as the Board thinks fit and shall be available for inspection by the directors during normal business hours.

Section 6.                      The accounts of the Company shall be audited at least once in every year unless each director and stockholder agrees to waive the audit requirement.

SEAL

Section 7.                      The Board of Directors may adopt a corporate seal having inscribed thereon the name of the Company, the year of its organization and the words “Corporate Seal, Delaware.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 8.                      The Company shall indemnify its officers, directors and employees to the fullest extent possible except as prohibited by the DGCL.

Expenses (including attorneys’ fees) incurred by an officer or director of the Company in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized by relevant sections of the DGCL.

The indemnification and advancement of expenses provided by this section shall not be deemed exclusive of any other rights which any officer, director or employee, as such, may have or hereafter acquire under the DGCL, any provision of these By-laws, or any agreement or otherwise.  Any repeal or modification of the foregoing provisions of this section shall not adversely affect any right or protection existing at the time of such repeal or modification.

NUMBER AND GENDER

Section 9.                      Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

SEPARABILITY

Section 10.                      In case any provision of these By-laws shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

ARTICLE IX

AMENDMENTS

Section 1.                      No provision in these By-laws shall be rescinded, altered or amended and no new provision in these By-laws shall be made until the same has been approved by either: (a) a resolution of the stockholders or (b) a resolution of each of the Board of Directors and stockholders.